UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2021

Iterum Therapeutics plc
(Exact name of registrant as specified in its charter)
Ireland	001-38503	98-1283148
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Block 2 Floor 3, Harcourt Centre, Harcourt Street, Dublin 2, Ireland		Not Applicable
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: +353 1 903 8920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.03 Material Modification to Rights of Security Holders. The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Constitution

Effective as of January 28, 2021, Iterum Therapeutics plc, or the Company, amended its constitution (the “Amended and Restated Constitution”) following approval by its shareholders at its extraordinary general meeting (the “EGM”) of a proposal to increase the Company’s authorized share capital from $2,500,000 to $4,000,000 by the creation of an additional 150,000,000 ordinary shares.

A copy of the Amended and Restated Constitution is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 28, 2021, the Company reconvened its EGM which was previously convened and adjourned on January 26, 2021. At the EGM, the Company’s shareholders voted on the following proposals, each of which is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 29, 2020.

Proposal No. 1: Increase in Authorized Share Capital.  The shareholders approved an increase in the authorized share capital of the Company from $2,500,000 to $4,000,000 by the creation of an additional 150,000,000 ordinary shares.  The results of the shareholders’ vote were as follows:

For	Against	Abstain
22,241,385	2,704,453	213,961

Proposal No. 2: Authority to Allot.  The shareholders granted the board of directors an updated authority under Irish law to allot and issue shares, warrants, convertible instruments and options. The results of the shareholders’ vote were as follows:

For	Against	Abstain	Broker Non-Votes
9,834,100	1,557,078	141,406	13,627,215

Proposal No. 3: Dis-application of Statutory Pre-emption Rights.  The shareholders granted the board of directors an updated authority under Irish law to issue shares for cash without first offering those shares to existing shareholders under pre-emptive rights that would otherwise apply to the issuance. The results of the shareholders’ vote were as follows:

For	Against	Abstain	Broker Non-Votes
9,633,426	1,721,206	177,952	13,627,215

Item 8.01 Other Events

As previously disclosed, on September 24, 2020, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market, LLC, or Nasdaq, indicating that, based on the closing bid price for the previous 30 consecutive business day, the listing of the Company’s ordinary shares was not in compliance with Nasdaq Listing Rule 5450(a)(1) to maintain a minimum bid price of $1.00 per share (the “Bid Price Rule”). Under Nasdaq Listing Rule 5810(c)(3)(A), the Company had a period of 180 calendar days, or until March 23, 2021, to regain compliance with the minimum bid price requirement.   On January 22, 2021, the Company received formal notification from Nasdaq confirming that for the period from January 7 to January 21, 2021 the closing bid price of the Company’s ordinary shares had been $1.00 per share or greater.  Accordingly, the Company has regained compliance with the Bid Price Rule and Nasdaq confirmed that the matter is now closed.

On January 25, 2021, the Company issued a press release announcing that the U.S. Food and Drug Administration, or the FDA, had accepted for review a new drug application for sulopenem etzadroxil/probenecid, or oral sulopenem, for the treatment of uncomplicated urinary tract infections in patients with a quinolone non-susceptible pathogen. The FDA has designated the application as a priority review and consequently assigned a PDUFA (Prescription Drug User Fee Act) goal date for completion of the review of oral sulopenem of July 25, 2021.

The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Constitution of Iterum Therapeutics plc
99.1	Press Release of Iterum Therapeutics plc dated January 25, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iterum Therapeutics plc

Dated: January 28, 2021
	By:	/s/ Corey N. Fishman
Corey N. Fishman
Chief Executive Officer